Exhibit 99.1

Investor Contact:	Adam Hanan (615) 443-9887

Media Contact:	Heidi Pearce (615) 235-4135

CRACKER BARREL REPORTS THIRD QUARTER FISCAL 2023 RESULTS

Board declares $1.30 quarterly dividend per share

LEBANON, Tenn. – June 6, 2023 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the third quarter of fiscal 2023 ended April 28, 2023.

Third Quarter Fiscal 2023 Highlights

●	The Company reported third quarter total revenue of $832.7 million. Compared to the prior year third quarter, total revenue increased 5.4%.

o Comparable store restaurant sales increased 7.4%, while comparable store retail sales decreased 4.6%.

●	GAAP operating income for the third quarter was $16.8 million, or 2.0% of total revenue, and adjusted[1] operating income was $33.9 million, or 4.1% of total revenue.

●	GAAP net income was $14.0 million, or 1.7% of total revenue. Adjusted EBITDA[1] was $60.3 million, or 7.2% of total revenue.

●	GAAP earnings per diluted share were $0.63, and adjusted[1] earnings per diluted share were $1.21.

●	The Company announced that its Board of Directors declared a regular quarterly dividend of $1.30 per share.

Commenting on the third quarter results, Cracker Barrel President and Chief Executive Officer, Sandra B. Cochran said, “Our third quarter results included solid comparable store restaurant sales growth of 7.4% compared to the prior year. Although this was below our expectations as a result of the casual dining traffic declines that occurred toward the end of the quarter, I was pleased that we outperformed the Black Box Intelligence Casual Dining Index for the fourth consecutive quarter. Our teams remain focused on operational excellence, staffing and retention, and delivering an exceptional guest experience. Our everyday value and menu innovation is resonating with guests, and we’re making great progress on key initiatives including catering, our loyalty program, and cost savings, which we believe will position us well for the long-term as we navigate through the present uncertain environment.”

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Cracker Barrel Reports Third Quarter Fiscal 2023 Results

June 6, 2023

Third Quarter Fiscal 2023 Results

Revenue

The Company reported total revenue of $832.7 million for the third quarter of fiscal 2023, representing an increase of 5.4% compared to the third quarter of fiscal 2022. Cracker Barrel comparable store restaurant sales increased 7.4%, including total menu pricing of approximately 8.8%. Comparable store retail sales decreased 4.6% from the prior year quarter.

Operating Income

GAAP operating income for the third quarter was $16.8 million, or 2.0% of total revenue, compared to $30.5 million, or 3.9% of total revenue, in the prior year quarter. Excluding approximately $13.9 million dollars in impairment charges and store closure costs and the approximately $3.2 million in non-cash amortization related to the gains on the previously disclosed sale and leaseback transactions, adjusted1 operating income for the third quarter was $33.9 million, or 4.1% of total revenue, compared to $33.6 million, or 4.3%, of total revenue in the prior year quarter.

The decline in the Company’s GAAP operating income as a percentage of total revenue versus the prior year quarter is primarily due to impairment charges and store closure expenses, higher general and administrative expenses, and higher cost of retail goods sold in the current year quarter.

The decline in the Company’s adjusted operating income as a percentage of total revenue versus the prior year quarter is primarily due to higher general and administrative expenses and cost of retail goods sold in the current year quarter, partially offset by lower restaurant cost of goods sold and lower labor and related expenses in the current year quarter.

Net Income, EBITDA, and Earnings per Diluted Share

GAAP net income for the third quarter was $14.0 million, or 1.7% of total revenue compared to prior year quarter GAAP net income of $27.5 million, or 3.5% of total revenue. Adjusted EBITDA1 was $60.3 million, or 7.2% of total revenue, a 1.2% increase compared to the prior year quarter EBITDA1 of $59.6 million, or 7.5% of total revenue.

GAAP earnings per diluted share for the third quarter were $0.63, a 47% decrease compared to the prior year quarter GAAP earnings per diluted share of $1.19. Adjusted1 earnings per diluted share were $1.21, a 6.2% decrease compared to the prior year quarter adjusted1 earnings per diluted share of $1.29.

Quarterly Dividend Declaration

The Company announced that its Board of Directors declared a quarterly dividend of $1.30 per share on the Company’s common stock. The quarterly dividend is payable on August 8, 2023 to shareholders of record as of July 21, 2023.

Fiscal 2023 Fourth Quarter Outlook

The Company anticipates the near-term environment will remain challenged due to heightened economic uncertainty, lower discretionary spending, and weaker consumer confidence. The Company has accordingly updated its outlook for the fourth quarter as follows:

●	Total revenue growth of 1% to 3% compared to the prior year quarter;

●	One new Cracker Barrel unit and five to seven new Maple Street Biscuit Company units;

●	Commodity inflation that is approximately flat and wage inflation of approximately 5% compared to the prior year quarter

●	GAAP operating income margin rate of 4.1% to 5.1% and adjusted operating income margin rate of 4.5% to 5.5%;

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Cracker Barrel Reports Third Quarter Fiscal 2023 Results

June 6, 2023

●	Capital expenditures of approximately $30 million to $35 million;

●	A GAAP effective tax rate of approximately 0%.

Additionally, the Company now anticipates sustainable cost savings and business model improvements that are expected to contribute approximately $30 million to fiscal 2023 profitability with further gains in fiscal 2024.

The Company reminds readers that the uncertainties created by current macroeconomic conditions may cause actual results to differ materially from those expected and that its outlook for fiscal 2023 reflects a number of assumptions, many of which are outside the Company’s control.

1 For Non-GAAP reconciliations, please refer to the Reconciliation of GAAP-basis operating results to non-GAAP operating results section of this release.

Fiscal 2023 Third Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The online replay will be available at 2:00 p.m. (ET) and continue through June 20, 2023.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) provides a caring and friendly home-away-from-home experience while offering guests high-quality homestyle food to enjoy in-store or to-go and unique shopping — all at a fair price. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate approximately 660 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Maple Street Biscuit Company. For more information about the Company, visit crackerbarrel.com.

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Cracker Barrel Reports Third Quarter Fiscal 2023 Results

June 6, 2023

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q3 FY 2023 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of COVID-19 on our business, financial condition and results of operations and of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: risks and uncertainties associated with inflationary conditions with respect to the cost for food, ingredients, retail merchandise, transportation, distribution, labor and utilities and their effects on the availability of key inputs to our business as well as consumer spending, travel and demand generally; the COVID-19 pandemic, including the duration of the COVID-19 pandemic and its ultimate impact on our business, levels of consumer confidence in the safety of dine-in restaurants, restrictions (including occupancy restrictions) imposed by governmental authorities, the effectiveness of cost saving measures undertaken throughout our operations, disruptions to our operations as a result of the spread of COVID-19 in our workforce, and our level of indebtedness, or constraints on our expenditures, ability to service our debt obligations or make cash distributions to our shareholders or cash management generally; general or regional economic weakness, business and societal conditions, and weather on sales and customer travel; discretionary income or personal expenditure activity of our customers; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; uncertain performance of acquired businesses, strategic investments and other initiatives that we may pursue now or in the future; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers' compensation, group health and utility price changes; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of our food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness, including under our credit facility and our convertible senior notes, and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of dilution of our existing stockholders’ ownership interest that may ensue from any conversions of our convertible senior notes or the related warrants issued in connection with our convertible note hedging transactions; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity or our ability to manage the impact of social media associated with these activities; economic or psychological effects of natural disasters or unforeseen events such as terrorist acts, social unrest or war and the military or government responses to such events; disruptions to our restaurant or retail supply chain, including as a result of COVID-19; changes in foreign exchange rates affecting our future retail inventory purchases; the impact of activist shareholders; our reliance on limited distribution facilities and certain significant vendors; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Third Quarter Fiscal 2023 Results

June 6, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Third Quarter Ended			Nine Months Ended
	4/28/2023	4/29/2022	Percentage Change	4/28/2023	4/29/2022	Percentage Change
Total revenue	$832,689	$790,196	5%	$2,606,076	$2,437,386	7%
Cost of goods sold (exclusive of depreciation & rent)	262,191	250,048	5	870,286	776,460	12
Labor and other related expenses	297,883	283,664	5	903,558	854,647	6
Other store operating expenses	196,886	185,870	6	602,447	561,715	7
General and administrative expenses	45,049	40,160	12	136,515	124,533	10
Impairment and store closing costs	13,890	0	-	13,890	0	-
Operating income	16,790	30,454	(45)	79,380	120,031	(34)
Interest expense	4,536	2,171	109	12,476	7,000	78
Income before income taxes	12,254	28,283	(57)	66,904	113,031	(41)
Provision for income taxes (income tax benefit)	(1,714)	767	(323)	5,316	14,515	(63)
Net income	$13,968	$27,516	(49)	$61,588	$98,516	(37)

Earnings per share – Basic:	$0.63	$1.19	(47)	$2.78	$4.22	(34)
Earnings per share – Diluted:	$0.63	$1.19	(47)	$2.77	$4.21	(34)

Weighted average shares:
Basic	22,152,002	23,089,521	(4)	22,173,019	23,330,093	(5)
Diluted	22,254,511	23,170,900	(4)	22,266,333	23,409,118	(5)

Ratio Analysis
Total revenue:
Restaurant	81.8%	80.0%		79.1%	78.1%
Retail	18.2	20.0		20.9	21.9
Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold (exclusive of depreciation & rent)	31.5	31.6		33.4	31.9
Labor and other related expenses	35.8	35.9		34.7	35.1
Other store operating expenses	23.6	23.6		23.1	23.0
General and administrative expenses	5.4	5.0		5.3	5.1
Impairment and store closing costs	1.7	0.0		0.5	0.0
Operating income	2.0	3.9		3.0	4.9
Interest expense	0.5	0.3		0.4	0.3
Income before income taxes	1.5	3.6		2.6	4.6
Provision for income taxes (income tax benefit)	(0.2)	0.1		0.2	0.6
Net income	1.7%	3.5%		2.4%	4.0%

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Cracker Barrel Reports Third Quarter Fiscal 2023 Results

June 6, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	4/28/23	4/29/22
Assets
Cash and cash equivalents	$22,452	$24,773
Accounts receivable	32,086	31,238
Inventories	184,813	192,360
Prepaid expenses and other current assets	33,681	45,725
Property and equipment, net	963,565	958,928
Operating lease right-of-use assets, net	903,435	946,813
Intangible assets	22,090	21,229
Other assets	46,657	53,378
Goodwill	4,690	4,690
Total assets	$2,213,469	$2,279,134

Liabilities and Shareholders’ Equity
Accounts payable	$132,032	$125,436
Other current liabilities	317,191	340,169
Long-term debt	444,545	372,894
Long-term operating lease liabilities	711,199	731,300
Other long-term obligations	54,995	66,330
Deferred income taxes	79,639	78,776
Shareholders’ equity, net	473,868	564,229
Total liabilities and shareholders’ equity	$2,213,469	$2,279,134

Common shares issued and outstanding	22,152,432	22,912,320

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Cracker Barrel Reports Third Quarter Fiscal 2023 Results

June 6, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENT
(Unaudited and in thousands)

	Nine Months Ended
	4/28/23	4/29/22
Cash flows from operating activities:
Net income	$61,588	$98,516
Depreciation and amortization	76,805	77,288
Amortization of debt issuance costs	1,296	1,326
Loss on disposition of property and equipment	4,793	4,140
Impairment	11,692	0
Share-based compensation	7,585	6,418
Noncash lease expense	44,727	43,646
Amortization of asset recognized from gain on sale and leaseback transaction	9,551	9,551
(Increase) decrease in inventories	28,436	(54,040)
Decrease in accounts payable	(37,839)	(9,740)
Net changes in other assets and liabilities	(57,398)	(70,749)
Net cash provided by operating activities	151,236	106,356
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(86,898)	(58,807)
Proceeds from sale of property and equipment	250	44
Acquisition of business, net of cash acquired	0	(1,500)
Net cash used in investing activities	(86,648)	(60,263)
Cash flows from financing activities:
Net (payments) proceeds under long-term debt	19,951	(5,049)
Taxes withheld from issuance of share-based compensation awards	(2,400)	(2,546)
Purchases and retirement of common stock	(17,449)	(73,417)
Dividends on common stock	(87,343)	(84,901)
Net cash used in financing activities	(87,241)	(165,913)

Net decrease in cash and cash equivalents	(22,653)	(119,820)
Cash and cash equivalents, beginning of period	45,105	144,593
Cash and cash equivalents, end of period	$22,452	$24,773

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Cracker Barrel Reports Third Quarter Fiscal 2023 Results

June 6, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.
Supplemental Information
(Unaudited)

	Third Quarter Ended
	4/28/23	4/29/22
Net Change in Company-Owned Units During Quarter:
Cracker Barrel	(4)	0
Maple Street Biscuit Company	0	3
Company-Owned Units in Operation at End of Quarter:
Cracker Barrel	661	664
Maple Street Biscuit Company	56	41

	Third Quarter Ended		Nine Months Ended
	4/28/23	4/29/22	4/28/23	4/29/22
Total revenue*: (In thousands)
Restaurant	$665,468	$620,052	$2,015,420	$1,868,872
Retail	151,278	157,858	544,158	533,282
Total revenue	$816,746	$777,910	$2,559,578	$2,402,154

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$182,421	$172,745	$577,341	$507,472
Retail	76,013	74,029	281,337	260,284
Total cost of goods sold	$258,434	$246,774	$858,678	$767,756

Average unit volume*: (In thousands)
Restaurant	1,003.0	933.8	3,035.3	2,814.6
Retail	228.0	237.8	819.5	803.1
Total	1,231.0	1,171.6	3,854.8	3,617.7

Operating weeks*:	8,625	8,632	25,896	25,896

Note*: This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company.

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Cracker Barrel Reports Third Quarter Fiscal 2023 Results

June 6, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands, except per share amounts)

Adjusted Operating Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its third quarter fiscal 2022 and fiscal 2023 adjusted operating income and earnings per share. In regard to fiscal 2022, this reconciliation excludes non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions and the related tax impact. In regard to fiscal 2023, this reconciliation excludes non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions, impairment charges and store closing costs, and the related tax impact and expenses related to proxy contest and settlement expenses in connection with the Company’s 2022 annual meeting of shareholders. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	Third Quarter Ended April 28, 2023			Nine Months Ended April 28, 2023
	As Reported	Adjustment	As Adjusted	As Reported	Adjustments	As Adjusted
		(1)			(1) (2)
Total revenue	$832,689	$0	$832,689	$2,606,076	$0	$2,606,076
Store operating expense	756,960	(3,184)	753,776	2,376,291	(9,551)	2,366,740
General and administrative expense	45,049	0	45,049	136,515	(3,198)	133,317
Impairment and store closing costs	13,890	(13,890)	0	13,890	(13,890)	0
Operating income	16,790	17,074	33,864	79,380	26,639	106,019
Interest expense	4,536	0	4,536	12,476	0	12,476
Income before income taxes	12,254	17,074	29,328	66,904	26,639	93,543
Provision for income taxes	(1,714)	4,013	2,299	5,316	6,260	11,576
Net income	$13,968	$13,061	$27,029	$61,588	$20,379	$81,967
Earnings per share – basic	$0.63	$0.59	$1.22	$2.78	$0.92	$3.70
Earnings per share – diluted	$0.63	$0.58	$1.21	$2.77	$0.91	$3.68

(1) Adjusted for the non-cash amortization of the asset recognized from the gain on sale and leaseback transactions, impairment charges and store closing costs, and related tax impacts

(2) Adjusted for expenses related to proxy contest and settlement expenses and related tax impacts

	Third Quarter Ended April 29, 2022			Nine Months Ended April 29, 2022
	As Reported	Adjustment	As Adjusted	As Reported	Adjustments	As Adjusted
		(1)			(1)
Total revenue	$790,196	$0	$790,196	$2,437,386	$0	$2,437,386
Store operating expense	719,582	(3,184)	716,398	2,192,822	(9,551)	2,183,271
General and administrative expense	40,160	0	40,160	124,533	0	124,533
Impairment and store closing costs	0	0	0	0	0	0
Operating income	30,454	3,184	33,638	120,031	9,551	129,582
Interest expense	2,171	0	2,171	7,000	0	7,000
Income before income taxes	28,283	3,184	31,467	113,031	9,551	122,582
Provision for income taxes	767	748	1,515	14,515	2,244	16,759
Net income	$27,516	$2,436	$29,952	$98,516	$7,307	$105,823
Earnings per share – basic	$1.19	$0.11	$1.30	$4.22	$0.32	$4.54
Earnings per share – diluted	$1.19	$0.10	$1.29	$4.21	$0.31	$4.52

(1) Adjusted for the non-cash amortization of the asset recognized from the gain on sale and leaseback transactions and related tax impacts

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Cracker Barrel Reports Third Quarter Fiscal 2023 Results

June 6, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results (Unaudited and in Thousands)

EBITDA

In the accompanying press release, the Company makes reference to its third quarter fiscal 2022 and fiscal 2023 EBITDA. The Company defines EBITDA as net income excluding depreciation and amortization, non-cash amortization of the asset recognized from the gains on sale and leaseback transactions, interest expense and tax expense. The Company further adjusts EBITDA to exclude impairment charges and store closing costs and expenses related to proxy contest and settlement expenses in connection with the Company’s 2022 annual meeting of shareholders, and the related tax impacts. The Company believes that presentation of EBITDA and Adjusted EBITDA provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics and enhances comparability with the Company’s historical results, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income, is beneficial to an investor’s complete understanding of its operating performance. This information is not intended to be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

	Third Quarter Ended April 28, 2023	Nine Months Ended April 28, 2023
Net Income	$13,968	$61,588
(+) Depreciation & amortization	26,444	76,805
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,184	9,551
(+) Interest expense	4,536	12,476
(+) Tax expense (income tax benefit)	(1,714)	5,316
EBITDA	$46,418	$165,736
Adjustments
(+) Proxy contest-related expenses	0	3,198
(+) Impairment and store closing costs	13,890	13,890
Adjusted EBITDA	$60,308	$182,824

	Third Quarter Ended April 29, 2022	Nine Months Ended April 29, 2022
Net Income	$27,516	$98,516
(+) Depreciation & Amortization	25,926	77,288
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,184	9,551
(+) Interest Expense	2,171	7,000
(+) Tax Expense	767	14,515
EBITDA	$59,564	$206,870

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Cracker Barrel Reports Third Quarter Fiscal 2023 Results

June 6, 2023

Reconciliation of GAAP-basis Operating Income Margin Outlook to Non-GAAP Operating Income Margin Outlook

In the accompanying press release, the Company provides its current outlook for adjusted operating income margin, a non-GAAP financial measure, for the fourth quarter fiscal 2023. The Company’s adjusted operating income margin outlook excludes the expected non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions. The Company believes presenting its current outlook for adjusted operating income margin that excludes these items provides investors with an enhanced understanding of the Company's expected margin performance and enhances comparability with the Company’s historical results. This information is not intended to be considered in isolation or as a substitute for operating income margin outlook reported in accordance with GAAP.

Reconciliation of Fourth Quarter Fiscal 2023 Reported to Adjusted Operating Income Margin Outlook	% of Total Revenue
Reported operating income margin outlook	4.1%	5.1%
$3.2 non-cash amortization of the asset recognized from the gain on sale and leaseback transactions	0.4%	0.4%
Adjusted Operating Income Margin Outlook	4.5%	5.5%

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